Exhibit 99.3
NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK OF
PALMETTO BANCSHARES, INC.
This form, or a facsimile hereof, must be used in connection with your election with respect to your shares of common stock of Palmetto Bancshares, Inc. (“Palmetto”) in connection with the proposed merger of Palmetto with and into United Community Banks, Inc. (“United”) if the certificates for your shares of Palmetto common stock cannot be delivered to the exchange agent for the merger, Continental Stock Transfer & Trust Company (the “Exchange Agent”) by 5:00 p.m., Eastern time, on August 12, 2015 (the “Election Deadline”).
This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent and must be received by the Exchange Agent along with your properly completed and executed Stock/Cash Election Form and Letter of Transmittal by the Election Deadline.
THE EXCHANGE AGENT IS:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By Hand, Mail, Facsimile or Overnight Delivery:
Continental Stock Transfer & Trust Company
17 Battery Place – 8th Floor
New York, New York 10004
Facsimile: (212) 616-7610
Delivery of this form to an address other than as set forth above or transmission of this form to a facsimile number other than as set forth above does not constitute a valid delivery.
This form is not to be used to guarantee signatures. If a signature on a Stock/Cash Election Form and Letter of Transmittal requires a Medallion Signature Guarantee, such Medallion Signature Guarantee must appear in the applicable space provided on the Stock/Cash Election Form and Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby surrenders to Continental Stock Transfer & Trust Company, as the Exchange Agent, upon the terms and subject to the conditions set forth in the Stock/Cash Election Form and Letter of Transmittal, the number of shares of Palmetto common stock set forth below pursuant to the guaranteed delivery procedures set forth below.
Number of Shares Surrendered:

Certificate Number(s)/
Security Listing Number(s):

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number
Social Security Number(s)   -   -   or Employer Identification Number(s)
Dated:  , 2015

Signature(s)

GUARANTEED DELIVERY PROCEDURE
In order for an election to be effective, the Exchange Agent must receive a properly completed and duly executed Stock/Cash Election Form and Letter of Transmittal, accompanied by the certificate(s) representing shares of Palmetto common stock currently held by you, or a proper guarantee of delivery (as described below), no later than the Election Deadline (as specified above). Persons whose certificates are not immediately available also may make an election by completing and executing the Stock/Cash Election Form and Letter of Transmittal (or a facsimile thereof) and submitting it to the Exchange Agent by the Election Deadline and by having a Guarantee of Delivery properly completed and duly executed by the Election Deadline by a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc, (formerly the National Association of Securities Dealers, Inc.) or by a commercial bank or trust company having an office, branch or agency in the United States (subject to the condition that the certificates the delivery of which is thereby guaranteed are in fact delivered to the Exchange Agent within three New York Stock Exchange trading days after the Election Deadline).
GUARANTEE
The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. (formerly the National Association of Securities Dealers, Inc.), or a commercial bank or trust company having an office. branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer, together with any other required documents, within three New York Stock Exchange trading days after the Election Deadline.
Name of Firm:	(authorized signature)
Address:	Name:
City State Zip Code	Title:
Dated: , 2015
Area Code and Telephone Number